UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K/A

(Amendment No. 2)
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2018

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	000-51701	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Chester Pike

Suite 400

Eddystone, Pennsylvania 19022
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 30, 2018, InsPro Technologies Corporation (the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”) to report that David M. Anderson resigned as the Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”), and that Anthony R. Verdi was appointed as the Company’s President and Chief Executive Officer. At the time of such filing, the Board was evaluating Mr. Verdi’s compensation in light of his appointment and the terms of the separation package for Mr. Anderson. On November 2, 2019 (the “Termination Date”), the Company filed Amendment No. 1 to amend and supplement Item 5.02 of the Original 8-K to include information regarding a change in Mr. Verdi’s compensation, which was approved by the Board on October 30, 2018.

This Amendment No. 2 (this “Amendment”) is being filed to amend and supplement Item 5.02 of the Original 8-K, to include information regarding the terms of Mr. Anderson’s separation package, which were not yet finalized as of the time of the filing of the Original 8-K. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2018, the Company and Mr. Anderson entered into a Separation Agreement and Mutual Release (the “Separation Agreement”). The Company and Mr. Anderson were also parties to an employment agreement, dated October 9, 2017, filed with the Securities and Exchange Commission on October 13, 2017 as Exhibit 10.1 on Form 8-K (the “Employment Agreement”).

Provided that the Separation Agreement has not been revoked by either party prior to the expiration of the seven day revocation period described below, the Separation Agreement provides for the payment of certain severance and other benefits to Mr. Anderson, including the following: (a) salary continuation for three months from the Termination Date in accordance with the Company’s normal monthly payroll practices, (b) the monthly reimbursement for payments Mr. Anderson makes for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, provided Mr. Anderson submits documentation substantiating such payments, and (c) the waiver of Mr. Anderson’s obligation to repay to the Company the relocation benefits paid to Mr. Anderson as set forth in the Employment Agreement. Pursuant to the Separation Agreement, the Company waives its right to enforce the non-competition provisions contained in the Employment Agreement, and Mr. Anderson agrees to comply with the non-solicit and non-disparagement obligations contained in the Employment Agreement. In addition, the Separation Agreement includes mutual releases by Mr. Anderson and the Company related to Mr. Anderson’s employment with the Company or the termination of such employment.

The parties to the Separation Agreement have a period of seven calendar days to revoke the Separation Agreement by providing notice to the other party. Any revocation of the Separation Agreement, however, shall not affect the finality of the separation of Mr. Anderson’s employment with the Company on the Termination Date.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and Mutual Release, dated November 2, 2018, between Inspro Technologies Corporation and David Anderson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	November 6, 2018	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Executive Officer and Chief Financial Officer